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                             SUPERIOR TELECOM INC.

                                     PROXY
                        SPECIAL MEETING OF STOCKHOLDERS
                                [MARCH 16], 1999

    This proxy is solicited on behalf of the Board of Directors of Superior TeleCom Inc. ("Superior") for the special meeting of stockholders (including any adjournments or postponements thereof, the "Special Meeting") of Superior to be held on [March 16], 1999.

    Unless otherwise specified below, the undersigned, a holder of record of shares of common stock, par value $.01 per share ("Common Stock"), of Superior at the close of business on [February 16],1999 (the "Record Date"), hereby appoints Steven S. Elbaum, David S. Aldridge or Stewart H. Wahrsager, or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Special Meeting and to vote as specified in this proxy all the shares of Common Stock which the undersigned would otherwise be entitled to vote if personally present. At the Special Meeting, holders of Common Stock will be voting on whether to approve and adopt (1) an amendment to Superior's certificate of incorporation to (a) increase the authorized number of shares of preferred stock, par value $.01 per share ("Preferred Stock"), of Superior from one million to five million and (b) increase the authorized number of shares of Common Stock from 25 million to 35 million, and in connection therewith, to authorize the issuance of 8 1/2% trust convertible preferred securities of Superior Trust I (the "Trust Preferred Securities"), as provided in the Agreement and Plan of Merger, dated as of October 21, 1998, by and among Superior, SUT Acquisition Corp., a wholly owned subsidiary of Superior, and Essex International Inc., and the Common Stock issuable upon conversion of the Trust Preferred Securities, and (2) an amendment to the Superior 1996 Stock Option Plan. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

       THE BOARD OF DIRECTORS OF SUPERIOR RECOMMENDS A VOTE FOR APPROVAL
                    AND ADOPTION OF PROPOSALS 1 AND 2 ABOVE

IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED YOU WILL BE DEEMED TO HAVE
               VOTED TO APPROVE AND ADOPT PROPOSALS 1 AND 2 ABOVE
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
1.         The approval and adoption of (a) the amendment to Superior's certificate of incorporation to increase the authorized number of shares of Preferred Stock from one million to five million and to increase the authorized number of shares of Common Stock from 25 million to 35 million and (b) the issuance of the
           Trust Preferred Securities and the Common Stock issuable upon conversion of the Trust Preferred
           Securities.

                           / /  FOR                           / /  AGAINST                           / /  ABSTAIN
2.         The approval and adoption of an amendment to the Superior 1996 Stock Option Plan.

                           / /  FOR                           / /  AGAINST                           / /  ABSTAIN
           In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.
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    Proxies can only be given by stockholders of record on the Record Date.
Please sign your name below exactly as it appears hereon. When shares of Common
Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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                                                                         Dated:
                                                                         -------------------------------------------------------,
                                                                         1999

                                                                         -----------------------------------------------------------
                                                                                          Signature (Title, if any)

                                                                         -----------------------------------------------------------
                                                                                          Signature if held jointly
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 PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID
                                   ENVELOPE.